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                                                                Exhibit 10.13



          CONSENT TO THE CREATION OF WHOLLY-OWNED SUBSIDIARIES OF M/I
          -----------------------------------------------------------
           SCHOTTENSTEIN HOMES, INC. AND TO THE AMENDMENT OF THE NOTE
           ----------------------------------------------------------
         PURCHASE AGREEMENT PURSUANT TO, AND FIRST AMENDMENT TO, SECOND
         --------------------------------------------------------------
     RESTATED REVOLVING CREDIT LOAN AND STANDBY LETTER OF CREDIT AGREEMENT
     ---------------------------------------------------------------------

         This Consent to the Creation of Wholly-Owned Subsidiaries of M/I Schottenstein Homes, Inc. and to the Amendment of the Note Purchase Agreement Pursuant to, and First Amendment to, the Second Restated Revolving Credit Loan And Standby Letter Of Credit Agreement (this "Amendment") is made to be effective as of March 14, 1997, by and among M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation ("BORROWER"), BANK ONE, COLUMBUS, N.A., a national banking association ("BANK ONE"), THE HUNTINGTON NATIONAL BANK, a national banking association ("HNB"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("FIRST CHICAGO"), NATIONAL CITY BANK OF COLUMBUS, a national banking association ("NCB"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("BOB"), THE FIFTH THIRD BANK OF COLUMBUS, an Ohio banking corporation ("FIFTH THIRD") (Bank One, HNB, First Chicago, NCB, BOB and Fifth Third is each a "BANK" and, collectively, "BANKS"), and BANK ONE, COLUMBUS, N.A., as agent for Banks ("AGENT"). For valuable consideration, the receipt of which is hereby acknowledged, Borrower, Banks and Agent, each intending to be legally bound, hereby recite and agree as follows:

                             BACKGROUND INFORMATION
                             ----------------------

         A. Borrower, Bank One, HNB, First Chicago, NCB, BOB, Fifth Third and Agent are parties to a certain Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement effective as of December 30, 1996 (the "CREDIT AGREEMENT").

         B. Borrower wants to create new wholly-owned subsidiaries of Borrower in accordance with the Credit Agreement, which requires in subsection 7.16 the prior written consent of the Required Banks, and to amend the Note Purchase Agreement (as defined in the Credit Agreement) to modify the definition of "Change of Control," which requires in subsection 7.13(c) the prior written consent of the Required Banks.

         C. Subject to the terms and conditions of this Amendment and of the Credit Agreement, the Banks want to consent to the creation of the new wholly-owned subsidiaries of Borrower and to the amendment of the Note Purchase Agreement to modify the definition of "Change of Control."

         D. Borrower, Banks and Agent want to amend the Credit Agreement to provide for the newly created wholly-owned subsidiaries of Borrower and for the amendment of the Note Purchase Agreement.


                                    AGREEMENT
                                    ---------

         1. Subject to the terms and conditions of this Amendment and of the Credit Agreement, as amended hereby, each Bank, Agent and Borrower each hereby
(a) consents to, and waives any Default solely as a result of, the creation by Borrower of, as new wholly-owned subsidiaries of Borrower, 601RS, Inc., an Ohio corporation, M/I Homes, Inc., an Arizona corporation, and M/I Homes Construction, Inc., an Arizona corporation, and (b) consents to the First Amendment to Note Purchase Agreement in the form attached hereto as Exhibit A to modify the definition of "Change of Control."

         2. Subsection 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the definitions of each of "Construction Bonds," "Customer Deposits," "Eligible Developed Lots Sold," "Eligible Developed Lots Unsold," "Eligible Model Houses," "Eligible Mortgage Loan," "Guaranties" and "Note Purchase Agreement" in their entireties and replacing them, respectively, with the following:

         "CONSTRUCTION BONDS" shall mean bonds issued by surety bond companies for the benefit of, and as required by, municipalities or other political subdivisions to secure the performance by Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. of its obligations relating to lot improvements and subdivision development and completion.

         "CUSTOMER DEPOSITS" shall mean cash deposits made by customers of Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. in connection with the execution of purchase contracts, which deposits shall be shown as liabilities on Borrower's consolidated financial statements.

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         "ELIGIBLE DEVELOPED LOTS SOLD" shall mean all Developed Lots which
         Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. has recorded as sold in accordance with its usual accounting practices to any Person other than an Affiliate or Subsidiary of Borrower. The value of Eligible Developed Lots Sold shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Developed Lots Sold and permitted by subsection 7.1(d) hereof.

         "ELIGIBLE DEVELOPED LOTS UNSOLD" shall mean all Developed Lots which Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. has not recorded as sold in accordance with its usual accounting practices, or which Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. has recorded as sold to an Affiliate or Subsidiary of Borrower. The value of Eligible Developed Lots Unsold shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Developed Lots Unsold and permitted by subsection 7.1(d) hereof.

         "ELIGIBLE MODEL HOUSES" shall mean (a) all completed detached or attached single family houses (including townhouse condominiums and condominiums) which are being used by Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. as sales models, and the lots on which such houses are located and (b) detached or attached (including townhouse condominiums and condominiums) single family houses for which there has been a Start of Construction which upon completion will be used by Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. as sales models, and the lots on which such houses are located. The value of Eligible Model Houses shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP except for the costs

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         of any furnishings, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Model Houses and permitted by subsection 7.1(d) hereof; provided, however, that (a) the aggregate value of attached (including townhouse condominiums and condominiums) single family homes constituting Eligible Model Houses shall not exceed $3,000,000, and (b) the aggregate value of all Eligible Model Houses shall not exceed $30,000,000.

         "ELIGIBLE MORTGAGE LOAN" shall mean at any date an original (not a rewritten or renewed) loan evidenced by a note and secured by a first mortgage on residential real property which (a) M/I Financial Corp. has made to enable a natural person or persons to purchase a home from Borrower, any Subsidiary of Borrower or another Person that is substantially completed, (b) is not more than 60 days old as determined by the date of the note which evidences such loan, and (c) is subject, or M/I Financial Corp. reasonably believes is subject, to a Purchase Commitment; provided, however, that the amount of Eligible Mortgage Loans consisting of loans made by M/I Financial Corp. for the purchase of homes from any Person other than Borrower or any Subsidiary of Borrower shall not, in the aggregate at any one time outstanding, exceed the amount of $5,000,000.

         "GUARANTIES" (individually, "GUARANTY") shall mean the guaranties of the Indebtedness evidenced by this Agreement and by all documents contemplated by this Agreement, including without limitation the Notes, as this Agreement and such documents may be amended or restated from time to time, which guaranties are substantially in the form of Exhibit A attached to this Agreement, executed by each of Borrower's Subsidiaries (which are M/I Financial Corp., 601RS, Inc., M/I Homes, Inc. and M/I Homes Construction, Inc.) in favor of the respective Banks and to which Agent shall also be a party, and any guaranties in favor of Agent and the respective Banks executed by (a) each other permitted Subsidiary, if any, of Borrower

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

         and/or (b) the M/I Ancillary Businesses that are wholly-owned by the Borrower or by any Subsidiary.

         "NOTE PURCHASE AGREEMENT" shall mean the note purchase agreement dated September 30, 1996 and amended as of February __, 1997 between Borrower and The First National Bank of Boston, in its capacity as note purchaser, and any subsequent purchasers or assignees, which note purchase agreement governs the issuance by Borrower of subordinated indebtedness in the principal amount of $25,000,000.00.

         3. Subsection 1.1 (Defined Terms) of the Credit Agreement is hereby further amended by adding the following definitions thereto:

         "601RS, Inc." shall mean 601RS, Inc., an Ohio corporation, and a wholly-owned Subsidiary of Borrower.

         "M/I Homes, Inc." shall mean M/I Homes, Inc., an Arizona corporation, and a wholly-owned Subsidiary of Borrower.

         "M/I Homes Construction, Inc." shall mean M/I Homes Construction, Inc., an Arizona corporation, and a wholly-owned Subsidiary of Borrower.

         4. Subsection 7.1 (Limitation on Indebtedness) of the Credit Agreement is hereby amended by deleting subsection (h) in its entirety and replacing it with the following subsection (h) and by adding the following subsections (i) and (j):

         (h) Indebtedness of Borrower with respect to loans from any of the Subsidiaries of Borrower; provided that the amount of such loans from M/I Financial Corp. shall not exceed $5,000,000 at any time that the aggregate principal amount of the Loans outstanding is less than the aggregate principal amount of the Loans available pursuant to subsection 2.1 hereof;

         (i) Indebtedness of any wholly-owned Subsidiary of Borrower with respect to loans from Borrower or from any other Subsidiaries


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         of Borrower; provided that each such Subsidiary shall have delivered to each of the Banks, prior to the making of any such loans, its respective Guaranty conforming to the requirements of this Agreement; and

         (j) Indebtedness of Borrower and/or 601RS, Inc. not in excess of $5,000,000 secured by a Lien permitted by subsection 7.2(j) hereof.

         5. Subsection 7.2 (Limitation on Liens) of the Credit Agreement is hereby amended by deleting subsection (g) in its entirety and replacing it with the following subsection (g) and by adding the following subsection (j):

         (g) (i) deposits to secure the performance of: bids; trade contracts (other than for borrowed money or the purchase price of property or services); leases; statutory and other obligations required by law; surety, appeal and performance bonds (including Construction Bonds); and other obligations of a like nature incurred in the ordinary course of business; and (ii) Liens in favor of surety bond companies pursuant to indemnity agreements to secure the reimbursement obligations of Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. on Construction Bonds, provided (A) the Liens securing Construction Bonds shall be limited to the assets of, as appropriate, Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. at, and the rights of, as appropriate, Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. arising out of, the projects that are the subject of the Construction Bonds, (B) the Liens shall not attach to any real estate, and (C) the aggregate amount of such Liens at any time shall not exceed the dollar amount of Construction Bonds then outstanding, and in any event shall not exceed the amount of reimbursement obligations on Construction Bonds permitted to Borrower pursuant to subsection 7.3(a) hereof;

         (j) a first priority Lien on an aircraft owned by 601RS, Inc. from time to time to secure the Indebtedness of 601RS, Inc. and/or Borrower not in excess of $5,000,000.

         6. Subsection 7.3(b) is hereby amended by deleting it in its entirety and replacing it with the following:

         (b) Contingent Obligations consisting of (i) guaranties by Borrower of M/I Financial Corp.'s lease obligations in an amount not to exceed $1,000,000 in any period of 12 consecutive months, (ii) Borrower's obligations under the M/I Financial Corp. Loan Agreement in a principal amount not to exceed $25,000,000, (iii) guaranties by any Subsidiary of the obligations of Borrower permitted under this Agreement (including without limitation any guaranty by any Subsidiary of Borrower of any obligation of Borrower to Banks) and (iv) guaranties by Borrower of the obligations permitted under this Agreement of any permitted wholly-owned Subsidiary of Borrower.

         7. Subsection 7.6 (Limitation on Dividends) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         7.6 LIMITATION ON DIVIDENDS. Declare any dividends (other than dividends payable solely in common stock of Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock of Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower or any of its Subsidiaries (any of the foregoing a "STOCKHOLDER PAYMENT"), except (a) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrower and any of its Subsidiaries may make Stockholder Payments in a total amount that, when added to all other Stockholder Payments permitted by this Agreement, does not exceed the sum of (i) twenty-five percent (25%) of cumulative Consolidated Earnings (taking into account losses, if any) of Borrower subsequent to December 31, 1994 plus (ii) $5,000,000, and (b) any wholly-owned

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         Subsidiary of Borrower may declare and pay dividends to Borrower and such dividends shall not be considered Stockholder Payments. In determining compliance with the foregoing, Borrower shall be in compliance if, as of the last day of the calendar month immediately preceding the month in which any such Stockholder Payments are made, the cumulative Stockholder Payments previously made plus the Stockholder Payments made during the current month would not in the aggregate exceed the amount permitted by clause (a), above.

         8. Subsection 7.9(d) is hereby amended by deleting it in its entirety and replacing it with the following:

         (d) any investments in M/I Financial Corp., 601RS, Inc., M/I Homes, Inc. or M/I Homes Construction, Inc., or any other Subsidiary created with the consent of the Required Banks hereafter;

         9. Subsection 7.10 (Limitation on Operating Leases) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         7.10 LIMITATION ON OPERATING LEASES. Enter into or renew any Operating Lease if as a result thereof: (a) the aggregate rentals payable by Borrower and all of its Subsidiaries under all Operating Leases on a consolidated basis, except for any Operating Lease with respect to the Office Building, would exceed in any period of 12 consecutive months the aggregate amount of $4,200,000; or (b) the term of (i) any Operating Lease with respect to Eligible Model Houses and furnishings for Eligible Model Houses would exceed three years, and (ii) any other Operating Lease, except for any Operating Lease with respect to the Office Building, would exceed five years, provided that so long as the initial term or any renewal of an Operating Lease included within this clause (b) does not exceed five years or three years, as appropriate, the aggregate of the initial term and all renewals of such Operating Lease may exceed five years or three years, as appropriate, if any right of renewal is solely at the option of the



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
         Borrower and all of its Subsidiaries under all Operating Leases with respect to the Office Building would exceed, for the periods set forth below, the amounts that correspond to such periods, as set forth below:

                                                Aggregate Rentals Per
         Year of the Operating Lease                 Lease Year
         ---------------------------            ----------------------
         Beginning with Lease Year 1                $1,131,576.00
         Through and including Lease Year 5

         Beginning with Lease Year 6                $1,217,693.00
         Through and including Lease Year 10

         Beginning with Lease Year 11               $1,275,104.00
         Through and including Lease Year 15

         Beginning with Lease Year 16               $1,303,810.00
         Through and including Lease Year 20

         10. Paragraphs 6, 9 and 10 of Section 9 (Defaults, Events of Default; Distribution of Proceeds After Event of Default) of the Credit Agreement are hereby amended by deleting them in their entireties and replacing them with the following:

         (6) Borrower or any Subsidiary of Borrower shall (a) default in any payment of principal of or interest on any Indebtedness (other than the Notes and Reimbursement Obligations) or in the payment of any Contingent Obligation beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created, and the aggregate principal amount then outstanding of all such Indebtedness and Contingent Obligations of Borrower and all Subsidiaries exceeds $500,000.00, or (b) default in the observance or performance of any other agreement or

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         condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; provided, however, that it shall not constitute a Default or Event of Default if (x) Borrower or any Subsidiary of Borrower defaults on Indebtedness secured by a mortgage on real estate if such Indebtedness is by its terms exculpatory, i.e., non-recourse to Borrower and its Subsidiaries, or (y) a draw is made on a standby letter of credit or payment is made on a performance bond, so long as any reimbursement obligation of Borrower with respect to such letter of credit or performance bond is made within the time required by the document creating the reimbursement obligation; or

         (9) any Person or group of related Persons (other than Irving E. Schottenstein, the Marital Trusts of Melvin L. Schottenstein, and the immediate families of Irving E. Schottenstein and Melvin L. Schottenstein or trusts for the benefit of their respective children and grandchildren) owns or controls more than twenty-five percent (25%) of the outstanding voting capital stock of Borrower; or

         (10) any subordination agreement that evidences any Subordinated Indebtedness (i) ceases to be the legal, valid and binding agreement of any Person party thereto, enforceable against such Person in accordance with its terms or a payment is made by Borrower in violation of any provision thereof, or (ii) shall be terminated,




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         invalidated or set aside, or be declared ineffective or inoperative or the Indebtedness related thereto is in any way not fully subordinate to all of Borrower's Indebtedness and other liabilities to Banks and Agent under this Agreement and the Notes and to Borrower's obligations, if any, as a guarantor or otherwise of the Indebtedness and other liabilities of M/I Financial Corp. (including without limitation the obligations with respect to the M/I Financial Corp. Loan Agreement);

         11. The Credit Agreement is hereby amended by deleting the existing
Schedule 3 (Subsidiaries) thereto in its entirety and replacing it with, and fully incorporating by reference therein, amended Schedule 3 thereto, which amended Schedule 3 is attached hereto.

         12. The Borrower hereby represents and warrants to each Bank and to Agent that it has the corporate power and authority to make, deliver and perform this Amendment and to borrow under the Credit Agreement as amended by this Amendment and has taken all corporate action necessary to be taken by it to authorize the borrowings on the terms and conditions of the Credit Agreement as amended by this Amendment and to authorize the execution, delivery and performance of the Credit Agreement as amended by this Amendment.

         13. The Credit Agreement, including without limitation the Borrower's representations, warranties and covenants, as amended by this Amendment shall remain in full force and effect in accordance with its terms as amended hereby, and upon the effective date of this Amendment, the terms "AGREEMENT" and "THIS AGREEMENT" shall mean the Credit Agreement as amended by this Amendment.

         14. The obligations of the Agent and the Banks pursuant to this Amendment are subject to the satisfaction of the following conditions precedent prior to the effective date of this Amendment:

              (a) GUARANTIES. Each Bank shall have received from each of 601RS, Inc., M/I Homes, Inc. and M/I Homes Construction, Inc. its respective Guaranty, to which Agent shall also be a party, conforming to the requirements of the Credit Agreement and delivered by a duly authorized officer of each of 601RS, Inc., M/I Homes, Inc. and M/I Homes Construction, Inc.


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              (b) GUARANTOR'S CONSENT AND REAFFIRMATION OF GUARANTIES. Each Bank
         and Agent shall have received from M/I Financial Corp. a copy of Guarantor's Consent and Reaffirmation of Guaranties (in form and substance satisfactory to each Bank and Agent).

              (c) CORPORATE PROCEEDINGS OF BORROWER. Each Bank and Agent shall have received a copy of the resolution (in form and substance satisfactory to each Bank and Agent) of the Executive Committee of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment, certified by the Secretary or the Assistant Secretary of Borrower as of the date hereof. Such certificate shall state that the resolution set forth therein has not been amended, modified, revoked or rescinded as of the effective date of this Amendment.

              (d) CORPORATE PROCEEDINGS OF SUBSIDIARIES OF BORROWER. Each Bank and Agent shall have received a copy of the resolution (in form and substance satisfactory to each Bank and Agent) of the Sole Shareholder of each of the Subsidiaries of Borrower authorizing the execution, delivery and performance of (i) by 601RS, Inc., M/I Homes, Inc. and M/I Homes Construction, Inc. the respective Guaranties of each, and (ii) by M/I Financial Corp., Guarantor's Consent and Reaffirmation of Guaranties, all certified by the Secretary or Assistant Secretary of each respective Subsidiary of Borrower as of the date hereof. Such certificate shall state that the resolution set forth therein has not been amended, modified, revoked or rescinded as of the effective date of this Amendment.

              (e) INCUMBENCY CERTIFICATES OF SUBSIDIARIES. Each Bank and Agent shall have received a certificate of the Secretary or Assistant Secretary of each of the Subsidiaries of Borrower, dated the date hereof, as to the incumbency and signatures of the respective officer(s) of each of the Subsidiaries of Borrower executing (i) with respect to 601RS, Inc., M/I Homes, Inc. and M/I Homes Construction, Inc. each Guaranty, and (ii) with respect to M/I Financial Corp., Guarantor's Consent and Reaffirmation of Guaranties.

              (f) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement as of the effective date of this Amendment.

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


          15. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall become effective upon receipt by Agent and each Bank of executed counterparts of this Amendment by each of Borrower, Agent and the Required Banks.

          16. This Amendment shall be governed by, and construed in accordance with, the local laws of the State of Ohio.

          IN WITNESS WHEREOF, the Borrower, Banks and Agent have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


M/I SCHOTTENSTEIN HOMES, INC.


By_________________________________
  Irving E. Schottenstein
  Title:  Chairman and Chief Executive Officer


BANK ONE, COLUMBUS, N.A.,
as Agent and as a Bank


By_________________________________
  Thomas D. Igoe
  Title:  Senior Vice President


THE HUNTINGTON NATIONAL BANK


By_________________________________
  James R. Willet
  Title: Vice President


THE FIRST NATIONAL BANK OF CHICAGO


By_________________________________
  Gregory A. Gilbert
  Title: Vice President

NATIONAL CITY BANK OF COLUMBUS


By_________________________________
  Ralph A. Kaparos
  Title:  Senior Vice President


THE FIRST NATIONAL BANK OF BOSTON


By_________________________________
  Kevin C. Hake
  Title: Director


THE FIFTH THIRD BANK OF COLUMBUS


By
  Print: Mark E. Ransom
  Title: Vice President

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




               GUARANTOR'S CONSENT AND REAFFIRMATION OF GUARANTIES
               ---------------------------------------------------

                  The undersigned Guarantor hereby (a) acknowledges that it has read the foregoing Consent to the Creation of Wholly-Owned Subsidiaries of M/I Schottenstein Homes, Inc. and to the Amendment of the Note Purchase Agreement Pursuant to, and First Amendment to, Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, effective as of March 14, 1997 (the "Amendment"), and (b) agrees that each of the undersigned Guarantor's Guaranties dated as of December 30, 1996 of the obligations of M/I Schottenstein Homes, Inc. pursuant to the Second Restated Revolving Credit Loan and Standby Letter of Credit Agreement, as amended by the Amendment, and all representations, warranties and covenants in each of such Guaranties, continue in full force and effect notwithstanding the Amendment.


M/I FINANCIAL CORP.


By:________________________________

   Print Name:_____________________

   Title:__________________________



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